EXHIBIT 99.1

Signal Point Holdings Corp. and Roomlinx, Inc. (RMLX) Complete Subsidiary Merger;

Newly Formed Company to Re-brand as SignalShare Media Group

New York, NY - April 2, 2015 - Signal Point Holdings Corp., owner and operator of three wholly owned subsidiaries: SignalPoint Communications, SignalShare and SignalShare Software Development, today announced completion of its subsidiary merger with Roomlinx, Inc. (OTCQB: RMLXD), an innovative developer of media networks and interactive TV (iTV) applications for the hospitality industry.

Under the terms of the agreement, RMLX Merger Corp. has merged with and into Signal Point Holdings Corp. (SPHC), with SPHC and its operating subsidiaries becoming wholly-owned subsidiaries of Roomlinx (“Company”). In turn, Roomlinx has transferred substantially all of its assets and liabilities into a newly-formed, wholly owned subsidiary named SignalShare Infrastructure, Inc. (SSI).  Roomlinx is the parent company of two main operating subsidiaries: SSI and SPHC.

The newly formed company plans to re-brand in the near future, changing its name to SignalShare Media Group, with a focus on designing, building, and operating intelligent internet networks within a broad range of industries. The Company will also continue to develop software and deliver content to enhance these networks and drive revenue for itself and its customers.

With the merger’s close, Aaron Dobrinsky, formerly president of Signal Point Holdings Corp., has been named CEO and a director of the Company. Christopher Broderick, formerly COO of Signal Point Holdings Corp., is now COO and a director of the Company, and Michael Wasik, formerly Roomlinx’s president and chief executive officer, became president of the subsidiary, SignalShare Infrastructure.

“The merger of Signal Point Holdings Corp. and Roomlinx positions the new company to gain significant market share as the single source provider for designing and delivering an intelligent and integrated digital experience across any device - from digital signage to in-room TV to mobile,” said Dobrinsky. “SignalShare will be able to leverage its vast network of users for data analytics, guest engagement, and other revenue-generating opportunities driving revenue and shareholder value.”

“The benefits of this transaction include increased market opportunities, operational efficiencies, and product and market diversity,” said Mike Wasik. “I am excited to have the additional resources of Signal Point Holdings Corp. to allow us to create an even stronger value proposition to our target markets, allowing us to grow faster and drive shareholder value.”

About Roomlinx

Headquartered in Broomfield, Colorado, Roomlinx, Inc. develops interactive TV applications for the hospitality industry, serving hoteliers in the United States, Canada and selected global markets. Roomlinx delivers world-class in-room entertainment technology, allowing hotel guests to enjoy the best of HD TV, the Internet, PC functionality and Video on Demand. For more information, visit www.roomlinx.com.

About Signal Point Holdings Corp.

Headquartered in New York, Signal Point Holdings Corp. owns and operates three wholly-owned subsidiaries: SignalPoint Communications, SignalShare Inc. and SignalShare Software Development. SignalPoint Communications is a prominent provider of fixed, wired and wireless broadband services to commercial customers in the United States. The Company provides customers network access by transmitting data over multiple media spectrums. Its service supports on-demand and redundant Internet, virtual private networks, disaster recovery, data bundling and voice services. www.signalpointcommunications.com

http://www.signalpointcommunications.com/

SignalShare Inc. specializes in mobile engagement for mass audiences. The company optimizes wireless networks and empowers data-driven digital marketing initiatives to help organizers of large-scale live events connect with fans and guests in entirely new ways. SignalShare’s proprietary audience engagement platform, Live-Fi™, leverages real-time analytics and dynamic messaging to deliver location-aware customized content – including offers, discounts and call-to-actions – to attendees’ mobile devices during events. Top sports, entertainment and corporate brands, including The Sands Expo, Sacramento Kings, Detroit Red Wings, Indiana Pacers, IBM and the US Open rely on SignalShare to provide an exceptional fan experience. www.signalshare.com

SignalShare Development is at the forefront of software development and data analytics for the fan engagement and high density wireless deployments.  Key development team of our mobile fan engagement application called nGage.

http://www.signalshare.com/

Safe Harbor Cautionary Statement

This news release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements regarding future events, developments, future performance, as well as management's expectations, beliefs, intentions, plans, estimates or projections relating to the future are forward-looking statements within the meaning of these laws. These forward-looking statements are subject to a number of risks and uncertainties, some of which are outlined below. As a result, actual results may vary materially from those anticipated by the forward-looking statements. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are: the merged entity's successful implementation of new products and services (either generally or with specific key customers), the merged entity's ability to satisfy the contractual terms of key customer contracts, demand for the new products and services, the merged entity's ability to successfully compete against competitors offering similar products and services, general economic and business conditions; unexpected changes in technologies and technological advances; ability to commercialize and manufacture products; results of experimental studies research and development activities; changes in, or failure to comply with, governmental regulations; the ability to obtain adequate financing in the future; the merged entity's ability to establish and maintain strategic relationships, including the risk that key customer contracts may be terminated before their full term; the possibility of product-related liabilities; the merged entity's ability to attract and retain qualified personnel; the merged entity's ability to maintain its intellectual property rights and litigation involving intellectual property rights; risks related to third-party suppliers; the merged entity's ability to obtain, use or successfully integrate third-party licensed technology; breach of the merged entity's security by third parties; risks related to the merger not closing for any reason and the potential effects on customers, suppliers and other stakeholders, including Company creditors; and the risk factors detailed from time to time in the merged entity's reports filed with the Securities and Exchange Commission, available through the web site maintained by the Securities and Exchange Commission at www.sec.gov. Roomlinx undertakes no obligation to update publicly any forward-looking statement, whether as a result of new information, future events or otherwise.

Media Contact:

Jennifer Deitsch
SignalShare
+1 919 424 6066 X 235
jdeitsch@signalshare.com